UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         May 25, 2006

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Grant of Stock Options and Restricted Stock Units

     The Compensation Committee of the Board of Directors of Sun Healthcare Group, Inc. (the "Company") approved awards of non-qualified stock options and restricted stock units to the Company's named executive officers (Richard Matros, L. Bryan Shaul, William Mathies, Richard Peranton and Chauncey Hunker), non-employee directors (Greg Anderson, Tony Astorga, Christian Bement, Michael Foster, Barbara Kennelly, Steven Looney, Keith Pennell and Milton Walters) and key employees pursuant to the Company's 2004 Equity Incentive Plan (the "2004 Plan") on May 31, 2006.  The named executive officers were granted options to purchase shares of the Company's common stock and restricted stock units as follows:  Matros, 60,656 options and 60,656, units; Shaul, 21,244 options and 21,244 units; Mathies, 21,244 options and 21,244 units; Peranton, 10,532 options and 10,532 units; and Hunker, 10,532 options and 10,532 units.  Each non-employee director was granted 6,332 restricted stock units and an option to purchase 6,332 shares of the Company's common stock.  In connection with these awards, the Company has adopted new forms of stock option and stock unit agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by this reference.

     Each of the awards is subject to a performance requirement and a time-based vesting requirement.  The performance requirement is based on the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for calendar year 2006 relative to an EBITDA target established by the Compensation Committee.  If the Company achieves 100% of the EBITDA target, then 75% of each option and each restricted stock unit award will be eligible to become vested.  If the Company achieves 120% or more of the EBITDA target, then 100% of each award will become eligible to vest.  If the Company does not achieve at least 90% of the EBITDA target, the awards will terminate.  If the Company's EBITDA is between 90% and 100% of the EBITDA Target or between 100% and 120%, the percentage of the award that will be eligible to vest will be determined on a linear basis.

     The portion of each award that becomes eligible to vest based on the Company's EBITDA for 2006 will vest ratably over a four-year period after the grant date, subject to possible accelerated vesting in the event of a change in control of the Company.  The per-share exercise price of each option is $8.21 (the closing price of the Company's common stock on the grant date), and the term of each option is seven years.  The restricted stock units are payable upon vesting in an equivalent number of shares of the Company's common stock, subject to an election by the award recipient to defer payment of the units beyond the vesting date.

Approval of Amendments to 2004 Equity Incentive Plan

      On March 29, 2006, the Board of Directors (the "Board") of the Company adopted an amended version of the 2004 Plan.  The Company's stockholders approved the amended version of the 2004 Plan at the Company's annual stockholders meeting held on May 25, 2006.  The amended version of the 2004 Plan reflects amendments to the 2004 Plan (i) to increase the number of shares of the Company's common stock available for award grants under the 2004 Plan by an additional 3,500,000 shares and (ii) to eliminate the limit on the number of shares of the Company's common stock that may be subject to grants of "full-value awards."  "Full-value awards" include all awards other than (i) shares delivered in respect of compensation earned but deferred and (ii) shares delivered pursuant to stock option or stock appreciation right grants the per share exercise or base price, as applicable, of which is at least equal to the fair market value of a share of the Company's common stock at the time of grant of the award.

     The following summary of the 2004 Plan is qualified in its entirety by reference to the text of the 2004 Plan, which was previously filed as Exhibit A to the Company's proxy statement filed on April 21, 2006.

     The Compensation Committee of the Board (or such other committee designated by the Board) will administer the 2004 Plan.  The administrator of the 2004 Plan has broad authority under the 2004 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

     Persons eligible to receive awards under the 2004 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.

     The maximum number of shares of the Company's common stock that may be issued or transferred pursuant to awards under the 2004 Plan equals the sum of:  (1) 5,600,000 shares, plus (2) the number of any shares subject to stock options granted under the Company's 2002 Non-Employee Director Equity Incentive Plan and outstanding as of March 31, 2004, which expire, or for any reason are cancelled or terminated, after that date without being exercised.  As of March 31, 2006, approximately 350,000 shares were available for award grant purposes under the 2004 Plan (without taking into account the additional 3,500,000 shares issuable pursuant to the 2004 Plan as amended, as described above), and approximately 20,000 shares were subject to awards then outstanding under the Company's 2002 Non-Employee Director Equity Incentive Plan.

     To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2004 Plan.  In the event that shares are delivered in respect of an award under the 2004 Plan, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2004 Plan.  Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2004 Plan will again be available for subsequent awards under the 2004 Plan.

     The types of awards that may be granted under the 2004 Plan include stock options, stock appreciation rights, restricted stock, stock units, stock bonuses and other forms of awards granted or denominated in the Company's common stock or units of the Company's common stock, as well as certain cash bonus awards.

     As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2004 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Stock Option Agreement

10.2	Form of Stock Unit Agreement

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ L. Bryan Shaul
Name: L. Bryan Shaul
Title: Executive Vice President and Chief Financial Officer

Dated:  June 12, 2006